UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 20, 2009

OKLAHOMA GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-1097	73-0382390
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 20, 2009, OGE Energy Corp., the parent company of Oklahoma Gas and Electric Company (the “Company”), issued a press release announcing that the Company received an order from the Arkansas Public Service Commission (“APSC”) related to its August 29, 2008 request to increase its electric rates to recover, among other things, costs for investments including the 1,230 megawatt natural gas-fired, combined-cycle power generation facility in Luther, Oklahoma (“Redbud Facility”) and improvements in its system of power lines, substations and related equipment to ensure that the Company can reliably meet growing customer demand for electricity, and a return on equity of 12.25 percent. The APSC order provides for a $13.3 million increase in the Company’s electric rates and a 10.25 percent return on equity. The Company had requested an increase of approximately $26.4 million. The new rates will go into effect in June 2009. Also, in its order, the APSC directed the Company to remove storm costs incurred in 2008 from the settlement agreement amount and to file an exact recovery rider for approximately $0.5 million of those storm costs over the next two years. For further information, see the press release attached as Exhibit 99.01. A copy of the APSC order is incorporated by reference herein as Exhibit 99.02.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.01	Press release dated May 20, 2009, announcing Arkansas Regulators Approve OG&E Rate Increase Order.
99.02	Copy of APSC order dated May 20, 2009. (Filed as Exhibit 99.02 to OGE Energy’s Form 8-K filed May 27, 2009 (File No. 1-12579) and incorporated by reference herein)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

May 27, 2009